SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                       Date of Report - December 23, 1996


                      HEALTH FITNESS PHYSICAL THERAPY, INC.
             (Exact name of registrant as specified in its charter)


    Minnesota                          0-25064                  41-1580506
(State or other Jurisdiction      (Commission File             (IRS Employer
   of incorporation)                   Number)              Identification No.)




                              3500 West 80th Street
                                    Suite 130
                          Minneapolis, Minnesota 55431
              (Address of principal executive offices and zip code)



                                 (612) 831-6830
              (Registrant's telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets

     On December 23, 1996 the Registrant's wholly-owned subsidiary Health Fitness Rehab, Inc. acquired all of the outstanding capital stock of The Preferred Companies, Inc. ("Preferred Cos."), an Arizona corporation, from
     E. Jaxene Hillebert, Gary D. Hooten and James E. Davis, each an individual resident of Arizona (the "Selling Shareholders"). The purchase price consisted of (i) $300,000 cash paid at closing, (ii) $300,000 principal amount of Convertible Subordinated Promissory Notes of the Registrant payable December 23, 1998 with interest at 8% per annum and convertible at the option of the holder into common stock of the Registrant, and (iii) contingent "earn-out" payments over the next five years equal to a percentage of Preferred Cos.' net income from operations, ranging from 0% if Preferred Cos.' gross margin is less that .15, to 25% if Preferred Cos.' gross margin is .25 or more.

     The sources of the $300,000 cash paid by Registrant at closing was income from the Registrant's operations and the Registrant's credit facility with Norwest Bank.

     In connection with the acquisition, each of the Selling Shareholders entered into an employment agreement with Preferred Cos. pursuant to which each Selling Shareholder will continue as an employee and officer of Preferred Cos. for a period of five years, and each Selling Shareholder is entitled to receive stock options to purchase 29,000 shares of the Registrant's common stock.

     As a subsidiary of the Registrant, Preferred Cos. will continue to operate a national network of private practice physical therapists. Preferred Cos. contracts with independent practices as a full-time representative marketing services to managed care companies and other payor services. Preferred Cos. offers the additional services of consulting, claims management, and group purchasing.

ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired. Not applicable by virtue of the fact that none of the conditions specified in Regulation S-B,
          Item 310(c)(2) exceeds 20%.

     (b) Pro Forma Financial Information. Not applicable by virtue of the fact that the acquired business would not be a "significant subsidiary" pursuant to the conditions specified in Regulation S-X, Item 1-02(w), substituting 20% for 10% in each place it appears therein.

     (c)  Exhibits.

          2. Agreement of Purchase and Sale dated December 23, 1996 by and among The Preferred Companies, Inc., the shareholders of The Preferred Companies, Inc. and Health Fitness Rehab, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HEALTH FITNESS PHYSICAL THERAPY, INC.
                                        (Registrant)


Date: January 7, 1997                   By:  /s/ Loren S. Brink
                                             Loren S. Brink, President and
                                             Chief Executive Officer